Exhibit 10.21

DEFERRED COMPENSATION AGREEMENT

THIS DEFERRED COMPENSATION AGREEMENT (“Agreement”) has been entered into on this 21st day of December, 2008, by and between Bank of Florida Corporation (“Company”) and John S. Chaperon (“Executive”).

WHEREAS, the Company considers the undersigned Executive to be important to meeting its short and long-term objectives; and

WHEREAS, Executive desires to be eligible to receive retirement benefits under the Company’s Deferred Compensation Plan dated November 19, 2008 (the “Plan”);

NOW, THEREFORE, in consideration of the obligations set forth herein and the Plan (which is incorporated and made part of this Agreement by reference) and valuable consideration (the receipt and sufficiency of which are acknowledged), the Company and Executive covenant and agree to the following.

ARTICLE 1 – DEFINITIONS

Section 1.1 Capitalized Terms. The capitalized terms used herein have the same meaning as defined in the Plan, and such definitions are hereby adopted and made part of this Agreement.

Section 1.2 Party. For purposes of this Agreement, “Party” or “Parties” are references to the Company and Executive first named above, and their successors or beneficiaries.

Section 1.3 Litigation Costs. In the event that any claim or controversy hereunder is the subject of any litigation or mediation between the Parties, the prevailing Party shall be entitled to an award of all reasonable costs, including attorneys’ fees.

ARTICLE 2 – CONDITIONS FOR LIFETIME BENEFIT

Section 2.1 General. The payment of benefits to Executive is conditioned upon the continuous employment of Executive with the Company until the Normal Retirement Date, Early Retirement Date, or Executive’s Disability, and upon the Executive’s compliance with the terms of this Agreement. If the Executive develops a Disability, and a cessation of such Disability shall subsequently occur, then the payment of Annual Benefits hereunder shall be conditioned upon the Executive’s return to the employ of the Company and continuous employ thereafter until the Normal Retirement Date, Early Retirement Date, or a subsequent Disability of the Executive, and upon the Executive’s compliance with the terms of this Agreement.

Section 2.2 Executive Cooperation. Executive agrees to cooperate with the Company in implementing this Agreement and agrees to answer any questions submitted by the Company (or any person designated by the Company for such purposes) regarding his (her) finances, health, background or any matter related thereto, in a truthful and accurate manner. In the event that any material misrepresentation is made by the Executive in connection therewith, no benefit under this Agreement shall be payable.

ARTICLE 3 – LIFETIME BENEFITS

Section 3.1 Retirement Benefit. Executive has been granted a retirement benefit of fifty percent (50%) of his (her) annual base salary as defined under Subsection 2.1.1 of the Plan.

ARTICLE 4 – VESTING

Section 4.1 Vesting. In conjunction with the Initial Vesting Period provisions of the Plan, the remainder of Executive’s retirement benefit will vest ten percent (10%) per year until it is fully vested as set forth in Exhibit B attached hereto and incorporated by reference.

Section 4.2 Acceleration of Vesting. In the event of a Change in Control, as defined under Section 1.1.3 of the Plan, Executive’s retirement benefit will become 100% vested.

ARTICLE 5 – REMEDIES FOR BREACH

Section 5.1 Arbitration. The parties agree that any controversy or claim arising out of or relating to this Agreement, or any breach thereof, including, without limitation, any claim that this Agreement or any portion thereof is invalid, illegal or otherwise voidable, shall be submitted to binding arbitration before and in accordance with the Rules of the American Arbitration Association. Judgment upon the determination and/or award of such arbitrator may be entered in any court having jurisdiction thereof; provided, however, that this clause shall not be construed to permit the award of punitive damages to either Party. The prevailing Party to said arbitration shall be entitled to an award of reasonable attorneys’ fees. The venue for arbitration shall be in Collier County, Florida.

ARTICLE 6 – MISCELLANEOUS

Section 6.1 Amendment of Agreement. This Agreement may not be modified or amended except in writing singed by the Company and Executive.

Section 6.2 Notices. Any notices under this Agreement shall be written and shall be deemed delivered when actually received, or three (3) days after they have been deposited with a certified national delivery carrier with delivery confirmation. A copy of any notice of breach or termination of this Agreement shall be delivered to the attention of the Company’s Senior Executive Vice President/Chief Administrative Officer (“CAO”) at the same address. For convenience, the Parties may correspond via email at addresses mutually designated from time to time by the Parties.

All required notices hereunder, shall be in writing and sent as follows:

Notices to the Company shall be addressed to:

John B. James, Chief Administrative Officer

1185 Immokalee Road

Suite 300

Naples, Florida 34110

Notices to Executive shall be addressed to:

John S. Chaperon

2825 NE 35th Court

Ft. Lauderdale, Florida 33308

Section 6.3 Headings for Reference Only. The headings of the Articles and the Sections herein are included solely for convenient reference and shall not control the meaning of the interpretation of any of the provisions of this Agreement.

Section 6.4 Disputes. Any disputes regarding the interpretation of this Agreement and the Plan shall be resolved as provided under Article 6 of the Plan.

Section 6.5 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Florida and any federal laws that are applicable to a non-qualified plan as defined by the Internal Revenue Code of 1986, as amended.

Section 6.6 Severability. If any of the provisions of this Agreement shall be held invalid for any reason, the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect in accordance with the remainder of its terms.

Section 6.7 Entire Agreement. This Agreement, the Plan, and all other documents incorporated or referred to herein, contain the entire agreement of the Parties and there are no representations, inducements or other provisions other than those expressed in writing herein.

Section 6.8 Waiver. A Party’s waiver of the other Party’s breach of any provision of this Agreement, shall not operate, or be construed, as a waiver of any subsequent breach of that provision or of any other provision of this Agreement. No course of conduct by the Company or Executive, nor any delay or omission of the Company or Executive to exercise any right or power given under this Agreement shall: (i) impair the subsequent exercise of any right or power; or (ii) be construed to be a waiver of any default or any acquiescence in, or consent to, the curing of any default while any other default shall continue to exist, or be construed to be a waiver of such continuing default or of any other right or power that shall theretofore have arisen. Any power and/or remedy granted by law or by this Agreement to any Party hereto may be exercised from time to time, and as often as may be deemed expedient. All such rights and powers shall be cumulative to the fullest extent permitted by law.

Section 6.9 Recitals. The recitals set forth at the beginning of this Agreement shall be deemed to be incorporated into this Agreement by this reference as if fully set forth herein, and this Agreement shall be interpreted with reference to and in light of such recitals.

IN WITNESS WHEREOF, the Company, through its duly authorized officer, and Executive have executed this Agreement on the date first written above.

EXECUTIVE		BANK OF FLORIDA CORPORATION

By:	/s/ John S. Chaperon	By:	/s/ Michael T. Putziger

Name:	John S. Chaperon	Name:	Michael T. Putziger

Title:	EVP – Director of Corporate	Title:	Chairman of the Board
Risk Management

EXHIBIT “B”

ANNUAL BENEFIT

Year of Retirement	Vested Percentage
2008	0%

2009	0%

2010	0%

2011	0%

2012	0%

2013	50%

2014	60%

2015	70%

2016	80%

2017	90%

2018	100%